EXHIBIT 16.1

                           Letter from Former Auditors

U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

         On April 1, 2003, this Firm received a draft copy of Form 8-K to be filed by Doblique, Inc. (Company) (SEC File No. 333-83152. CIK #1162093) reporting Item 4 - Change in Registrant's Certifying Public Accountant.

         We have no disagreements with the statements made in the Form 8-K, Item 4 disclosures.

         Date: April 2, 2003

                                              Yours truly,



                                              /s/ Parks, Tschopp, Whitcomb & Orr
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